UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2014

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On July 14, 2014, Sunshine Bancorp, Inc. (the “Company”), the holding company for Sunshine State Bank (the “Bank”), announced that it completed its initial public stock offering and the mutual-to-stock conversion of the Bank. The shares of the Company’s common stock are expected to begin trading on the Nasdaq Capital Market on July 15, 2014 under the ticker symbol “SBCP.”

The Company sold 4,232,000 shares of common stock, including 338,560 shares to the employee stock ownership plan, at $10.00 per share for gross offering proceeds of $42.3 million.  The offering was oversubscribed in the first category of the subscription offering by eligible account holders with aggregate balances of at least $50 as of the close of business on September 30, 2012.  Certificates reflecting the shares purchased in the offering and refund checks for any subscribers not receiving all or part of shares ordered are expected to be mailed no later than July 15, 2014. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

Date: July 14, 2014	By:	/s/ J. Floyd Hall
J. Floyd Hall President and Chief Executive Officer